Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-97592 of Midwest Airlines, Inc. on Form S-8 of our report dated June 8, 2005, appearing in this Annual Report on Form 11-K of Midwest Airlines Savings and Investment Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 23, 2005